                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
             of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

[X]  Preliminary Information Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement

                               Virtgame.Com Corp.
                   -------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:
          ______________________________________________________________________

     2)   Aggregate number of securities to which transaction applies:
          ______________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined.):
          ______________________________________________________________________

     4)   Proposed maximum aggregate value of transaction:
          ______________________________________________________________________

     5)   Total Fee Paid:
          ______________________________________________________________________

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:
                    ____________________________________________________________

               2)   Form, Schedule or Registration Statement No.:
                    ____________________________________________________________

               3)   Filing Party:
                    ____________________________________________________________

               4)   Dated Filed:
                    ____________________________________________________________

                               VIRTGAME.COM CORP.
                      5230 CARROLL CANYON DRIVE, SUITE 318
                           SAN DIEGO, CALIFORNIA 92121
                                 (858) 373-5001
                         -------------------------------

              NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING

December 10, 2001

To the Stockholders of Virtgame.Com Corp.:

         The attached Information Statement is being delivered by Virtgame.Com Corp. in connection with the approval by our stockholders of an amendment to our certificate of incorporation to: (i) change our corporate name to "VirtGame Corp." and (ii) increase the number of authorized shares of our common stock, $.00001 par value, from 30,000,000 to 100,000,000 shares. The Information Statement is first being mailed to stockholders on or about December 10, 2001. We anticipate that the amendment to our certificate of incorporation will become effective on or after December 31, 2001.

         On November 26, 2001, our board of directors approved a resolution authorizing us to file the amendment to our certificate of incorporation with the Delaware Secretary of State. On December 3, 2001, the holders of a majority of the outstanding shares of our common stock entitled to vote thereon executed a written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware approving and adopting the amendment to our certificate of incorporation.

         This letter and the accompanying Information Statement are being distributed to you, our stockholders, in accordance with the requirements of
Section 228 of the Delaware General Corporation Law and Section 14(c) of the Securities Exchange Act of 1934, as amended. The Information Statement describes in greater detail the proposed changes to our certificate of incorporation.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         Thank you for your continued interest in and support of Virtgame.Com Corp.

                                           By Order of the Board of Directors



                                           Bruce Merati, Chief Financial Officer

                                                                PRELIMINARY COPY
                                                                ----------------

                               VIRTGAME.COM CORP.
                      5230 CARROLL CANYON DRIVE, SUITE 318
                           SAN DIEGO, CALIFORNIA 92121
                                 (858) 373-5001
                              --------------------

                              INFORMATION STATEMENT
                              --------------------


         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         This Information Statement is being mailed on or about December 10, 2001 to all stockholders of record of Virtgame.Com Corp., a Delaware corporation, as of the close of business on December 3, 2001. It is being furnished in connection with the adoption of an amendment to our certificate of incorporation by written consent of the holders of a majority of the outstanding shares of common stock. We anticipate that the amendment will become effective on or after December 31, 2001. A copy of the Amendment is attached to this document as Exhibit A.

         On November 26, 2001, our board of directors adopted resolutions proposing and declaring advisable an amendment to our certificate of incorporation to give effect to the following: (i) change our name to "VirtGame Corp." and (ii) increase the number of authorized shares of our common stock, $.00001 par value, from 30,000,000 to 100,000,000 shares.

         On December 3, 2001, the amendment was adopted by the written consent of holders of a majority of the issued and outstanding shares of our common stock entitled to vote thereon in accordance with Section 228 of the General Corporation Law of the State of Delaware. Our board of directors decided to obtain the written consent of holders of a majority of the outstanding common stock entitled to vote on the amendment in order to eliminate the cost and delay involved in holding a special meeting of our stockholders and in order to amend our certificate of incorporation in a timely manner.

         The record date for purposes of determining the stockholders entitled to vote and to whom this Information Statement is sent is December 3, 2001. As of the record date, we had 17,237,377 shares of common stock issued and outstanding and entitled to vote on the amendment, with each share of common stock entitled to one vote. There are no shares of our preferred stock outstanding. The holders of ______________ shares of the issued and outstanding common stock, representing approximately ___% of the votes entitled to be cast with regard to the amendment, approved the amendment by written consent.

         Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended, the amendment may not be effected until at least 20 calendar days after this Information Statement is sent or given to our stockholders. We anticipate that the amendment will become effective on or after December 31, 2001 upon filing with the Delaware Secretary of State.

         There will not be a meeting of stockholders and none is required under the Delaware General Corporation Law because this action has been approved by written consent of the holders of a majority of the outstanding shares of our voting common stock. Under Section 228 of the Delaware General Corporation Law, we are required to provide prompt notice of the taking of corporate action without a meeting to our stockholders of record who have not consented in writing to this action. This Information Statement is intended to provide you with the required notice.

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION

NAME CHANGE TO VIRTGAME CORP.

         Our board of directors and the stockholders holding a majority of the voting power of our common stock have approved the change of our corporate name from "Virtgame.Com Corp." to "VirtGame Corp." by means of an amendment to our certificate of incorporation. The corporate name change will become effective upon the filing of an amendment to our certificate of incorporation with the Delaware Secretary of State, which is expected to occur as soon as reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to our stockholders.

         Our board of directors believes that changing our corporate name is in the best interest of the corporation and our shareholders. We are an Application Service Provider (ASP) of software for the gaming and lottery industries, specializing in e-BorderControl technology that limits e-commerce to one jurisdiction or restricts access of users from a specific jurisdiction. We started as an Internet gaming operator in late 1997 until mid 2000 when we discontinued our gaming operations to focus on our business as an ASP to avoid conflicts of interest with our gaming and lottery customers.

         The voting and other rights that accompany our securities will not be affected by the change in our corporate name. Neither our ticker symbol, which is "VGTI," nor our CUSIP number will change as a result of our name change. Stockholders may, but need not, exchange their certificates to reflect the change in corporate name. Your existing certificate will continue to represent shares of our common stock as if our name had not changed. Our transfer agent will issue stock certificates with our new name as stock certificates are sent in upon transfers of shares by our existing stockholders. Until you sell or otherwise transfer your shares of common stock, there is no need to send us or our transfer agent your existing stock certificates.

INCREASE IN AUTHORIZED COMMON STOCK

         Our board of directors and the stockholders holding a majority of the voting power of our common stock have approved an increase in the authorized number of shares of our common stock, $.00001 par value, from 30,000,000 to 100,000,000 shares. As of the record date, we had 17,237,377 shares of common stock issued and outstanding. As of that same date, there were outstanding options and warrants which upon exercise or conversion entitle their holders to acquire approximately 6,273,000 shares of common stock. No change will be made with regard to our preferred stock, of which 10,000,000 shares, $.00001 par value, are authorized by our certificate of incorporation, none of which are issued and outstanding. The change to our authorized capital will become effective upon the filing of an amendment to our certificate of incorporation with the Delaware Secretary of State, which is expected to occur as soon as reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to our stockholders.

         We believe that it is advisable and in the best interests of the corporation to have available additional authorized but unissued shares of common stock in an amount adequate to provide for our future needs. The additional shares will be available for issuance from time to time by us in the discretion of the board of directors, normally without stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, and convertible debt and equity financing.

         Except for the outstanding stock options and warrants, we have no present commitments for the issuance or use of the proposed additional shares of common stock. However, our board of directors believes that if an increase in the authorized number of shares of common stock were to be postponed until a specific need arose, the delay and expense incident to obtaining the approval of our stockholders at that time could significantly impair our ability to meet financing requirements or other objectives.

         Holders of shares of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally. The approval of proposals submitted to stockholders at a meeting other than for the election of directors requires the favorable vote of a majority of the shares voting, except in the case of certain fundamental matters (such as certain amendments to the certificate of incorporation, and certain mergers and reorganizations), in which cases Delaware law and our bylaws require the favorable vote of at least a majority of all outstanding shares. Stockholders are entitled to receive such dividends as may be declared from time to time by the board of directors out of funds legally available therefore, and in the event of liquidation, dissolution or winding up to share ratably in all assets remaining after payment of liabilities. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.

         The additional shares which our board of directors would be authorized to issue following the filing of the amendment would have a dilutive effect upon the percentage of our equity owned by present stockholders. The issuance of the additional shares might be disadvantageous to current stockholders in that any additional issuances would potentially reduce per share dividends, if any. Stockholders should consider, however, that the possible impact upon dividends is likely to be minimal in view of the fact that we have never paid dividends on shares of our common stock and we do not intend to pay any cash dividends in the foreseeable future. We instead intend to retain earnings, if any, for investment and use in business operations.

VOTE REQUIRED

         The affirmative vote of the holders of a majority of the outstanding shares of common stock is required for approval of the amendment of the certificate of incorporation under the Delaware General Corporation law. We have obtained this approval through the written consent of stockholders owning a majority of the outstanding voting shares of our common stock. Therefore, a meeting to approve the name change and the amendment to the certificate of incorporation is unnecessary and will not take place for this purpose. A copy of the amendment is attached to this Information Statement as Exhibit A.

ABSENCE OF DISSENTERS' RIGHTS

         No dissenters' or appraisal rights are available to our stockholders under the Delaware General Corporation Law in connection with the amendment.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth certain information with respect to beneficial ownership of our stock as of December 3, 2001 by:

               o persons known by us to be the beneficial owners of more than five percent of our issued and outstanding common stock;

               o    each of our executive officers and directors; and

               o    all of our officers and directors as a group.

                                              NUMBER OF   PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER          SHARES (1)    CLASS
--------------------------------------------- ----------  ----------

Leo I. George (1) (2)                           930,000      5.16%

Daniel B. Najor (1)                           2,855,000     16.56%

Bruce Merati (1) (3)                          1,115,000      6.08%

Scott A. Walker (1) (4)                       1,620,093      8.93%

All officers and directors as a group         3,665,093     18.28%
(3 persons)

-------------------------------------

     (1) Address is 5230 Carroll Canyon Drive, Suite 318, San Diego, California 92121.
     (2) Includes options granted to Mr. George to purchase 500,000 shares of Common Stock at an exercise price of $2.46 per share and options to purchase 300,000 shares of Common Stock at an exercise price of $0.25 per share.
     (3) Represents options granted to Mr. Merati to purchase 615,000 shares of Common Stock at an exercise price of $0.50 per share and options to purchase 500,000 shares of Common Stock at an exercise price of $0.25 per share. Does not include options to purchase 500,000 shares of Common Stock at an exercise price of $0.25 per share that are subject to vesting.
     (4) Includes 543,370 shares of common stock owned by MCOM Management Corp., with which Mr. Walker is affiliated. Also include options granted to MCOM Management to purchase 300,000 shares of Common Stock at an exercise price of $0.25 per share. Also includes options granted to Mr. Walker to purchase 600,000 shares of Common Stock at an exercise price of $0.25 per share.

         Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

                                           VIRTGAME.COM CORP.


                                           By: /s/ Bruce Merati
                                           -------------------------------------
                                           Bruce Merati, Chief Financial Officer
San Diego, California
November 29, 2001

                                                                       EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               VIRTGAME.COM CORP.


         Virtgame.Com Corp., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

         I. The amendments to the Corporation's Certificate of Incorporation set forth below were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and have been consented to in writing by: (a) the Board of Directors by their unanimous written consent; and (b) the holders of a majority of the outstanding shares entitled to vote thereon in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         II. Article 1. of the Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:

                  "1. The name of the corporation is VirtGame Corp."

         III. Article 4. of the Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:

                  "4. This corporation is authorized to issue two classes of shares designated respectively "Common Stock" and "Preferred Stock" and referred to herein as Common Stock or Common Shares and Preferred Stock or Preferred Shares, respectively. The total number of shares of Common Stock this corporation is authorized to issue is 100,000,000 and each such share shall have a par value of $.00001, and the total number of shares of Preferred Stock this corporation is authorized to issue is 10,000,000 and each such share shall have a par value of $.00001. The Preferred Shares may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Shares and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series."

         IN WITNESS WHEREOF, the undersigned hereby duly executes this Certificate of Amendment hereby declaring and certifying under penalty of perjury that this is the act and deed of the Corporation and the facts herein stated are true, this _______ day of December, 2001.

                                           VIRTGAME.COM CORP.


                                           By:
                                               ---------------------------------
                                           Bruce Merati, Chief Financial Officer